Exhibit 2
                                                                       ---------

                               AMENDMENT NO. 1 TO
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                  CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.

         AMENDMENT NO. 1 dated as of the 26th day of July, 1996, by and among Cahill, Warnock Strategic Partners, L.P., a Delaware limited partnership, as general partner (the "General Partner") of Cahill, Warnock Strategic Partners Fund, L.P., a Delaware limited partnership (the "Partnership"), and the Limited Partners of the Partnership listed on Schedule A to the Limited Partnership Agreement of the Partnership, dated as of April 11, 1996 (the "Partnership Agreement"), at least 66 2/3% in interest of whom have executed a counterpart signature page to this Amendment No. 1:

         WHEREAS, immediately prior to the admission on the date hereof of additional Limited Partners to the Partnership pursuant to Section 8(c) of the Partnership Agreement, the parties hereto desire to amend the Partnership Agreement and approve Amendment No. 1 to the Management Agreement, the form of which Management Agreement is attached to the Partnership Agreement as Schedule B.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and the agreements herein contained and intending to be legally bound hereby, agree as follows:

         1. Section 4(k)(2) of the Partnership Agreement is amended by deleting the second sentence thereof in its entirety and substituting the following:

                          "Notwithstanding  Section 4(e)(1) to the contrary, the
                           Principals may organize, after the date of this Agreement, other investment funds and client investment vehicles for the benefit of employees, associates and advisors of the General Partner and the Principals and for investors who may be strategically important to the Partnership, specifically for the purpose of co-investing with the Partnership; provided that the aggregate amount of capital committed to such other investment funds and client investment vehicles does not exceed $7 million; and provided, further, that any such investment funds or client investment vehicles which are managed by the General Partner or the Principals shall sell or otherwise dispose of each such co-investment at substantially the same time and on substantially the same terms as the Partnership in amounts proportionate to the relative size of the investments made by such investment funds and client investment vehicles and the Partnership."

         2. Section 7(a) of the Partnership Agreement is amended by deleting the first sentence thereof in its entirety and substituting the following:







                          "The  Partnership  shall  have a  Valuation  Committee
                           which shall consist of at least three (3) but not more than five (5) members, none of whom shall be an officer, director, member or employee of the General Partner, the Management Company or any affiliate thereof, and none of whom shall be related to any Principal."

         3. Section 8(a) of the Partnership Agreement is amended by adding the following text at the end thereof:

                          "Each notice for an  Additional  Capital  Contribution
                           from the General Partner shall include a general description of the purposes and uses for which the Additional Capital Contribution is being called including, for example, the payment of Partnership expenses (including the Management Fee) and the purchase of Portfolio Company Securities; provided that the General Partner shall not be required to identify the purposes and uses of 100% of any Additional Capital Contribution or be required to identify the name of any particular Portfolio Company or proposed Portfolio Company. After the fourth anniversary of the last admittance of any additional Limited Partners pursuant to Section 8(c) hereof, the General Partner shall not make any further calls for Additional Capital Contributions for the purpose of investing in the Securities of any entity that was not a Portfolio Company (including as a Portfolio Company for such purpose, any predecessor of such entity) on such anniversary date, except with the approval of the Valuation Committee. After the fifth anniversary of the last admittance of any additional Limited Partners pursuant to Section 8(c) hereof, the General Partner shall not make any further calls for Additional Capital Contributions for the purpose of investing in the Securities of any entity that was a Portfolio Company (including as a Portfolio Company for such purpose, any predecessor of such entity) on such anniversary date, except with the approval of the Valuation Committee."

         4. Section 11(b) of the Partnership Agreement is amended by adding the following subsection (8) at the end thereof:

                          "(8) An amount equal to 50% of all distributions  made
                           to the General Partner, other than (A) Tax Distributions plus (B) distributions the General Partner would have received if it had made its Capital Contributions as a Limited Partner and did not hold an interest as a General Partner (excluding any Tax Distributions on account thereof which are included in (A)), shall be used by the General Partner immediately upon distribution thereof to prepay any promissory notes contributed by the General Partner to the Partnership."

         5. Section 16 of the Partnership Agreement is amended by adding the following text at the end thereof:

                          "No  Principal  will   voluntarily   assign,   pledge,
                           mortgage, hypothecate, sell or otherwise dispose of or encumber (a "Disposition") all or any part of his interest in the allocations made to the General Partner of "20% of such additional Net Realized Gain" pursuant to Section 10(b)(1)(A)(iv) (the "20% carried interest"), except for (a) Dispositions to members of his immediate family or trusts for the benefit of such general partner or members of his immediate family (and, in the case of any Dispositions to such family members or such trusts, the transferee shall thereafter be subject, as to further transfers, to the same restrictions on transfer as were applicable to the transferor), (b) Dispositions to other persons who are associated with or employed by the General Partner, the

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                           Principals  or  the  Management   Company,   and  (c)
                           Dispositions to another  Principal;  provided,  that,
                           the  Dispositions  of  all  Principals   pursuant  to
                           clauses (a) and (b) shall not exceed in the aggregate 45% of their aggregate interests in the 20% carried interest."

         6. Section 19(c) of the Partnership Agreement is amended by adding the following text at the end thereof:

                          "The General  Partner  shall  transmit to each Partner
                           within sixty (60) days after the close of each fiscal year, a report describing any fees and other remuneration which, pursuant to Section 4(b) of the Management Agreement, reduced the Management Fee payable in such fiscal year. Such description will be organized by the type of such fees and other remuneration (e.g., director's fees and consulting fees) and the dollar amount attributable to each such category."

         7. Pursuant to Section 7 of the Management Agreement, the Limited Partners hereby consent to Amendment No. 1 to the Management Agreement dated the date hereof, which amends Section 4(b) of the Management Agreement by adding the following text at the end thereof:

                          "If in any year such reductions  exceed the Management
                           Fee otherwise payable, the excess amount of such reductions shall be carried forward on a year-by-year basis."

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the day and year first above written.

                                        GENERAL PARTNER

                                        CAHILL, WARNOCK STRATEGIC PARTNERS, L.P.

                                        By:  /s/ Edward L. Cahill
                                            ------------------------------------
                                             Edward L. Cahill, General Partner

                                        By:  /s/ David L. Warnock
                                            ------------------------------------
                                             David L. Warnock, General Partner


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                               AMENDMENT NO. 1 TO
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                  CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.

                         LIMITED PARTNER SIGNATURE PAGE

         The undersigned Limited Partner hereby executes Amendment No. 1 to Limited Partnership Agreement of Cahill, Warnock Strategic Partners Fund, L.P. and hereby authorizes this signature page to be attached to a counterpart of such document executed by the General Partner of Cahill, Warnock Strategic Partners Fund, L.P.

Please type or print exact
  name of Limited Partner                                      *
                                                 _______________________________

Please sign here                                 By_____________________________

Please type or print exact
  name of signer                                 _______________________________

Please type or print
  title of signer                                Title__________________________

* Signature pages of the limited partners will be provided upon request.


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